UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010

Akorn, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 West Field Court, Suite 300 Lake Forest, IL	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(847) 279-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On April 30, 2010, Akorn, Inc. (the “Company”) issued a press release announcing that two current directors of the Company will not be standing for re-election at the annual meeting of shareholders on May 21, 2010.

On April 26, 2010, Jerry N. Ellis notified the Company that he will not seek re-election to the board of directors at the annual meeting of shareholders on May 21, 2010.  Mr. Ellis informed the Company that he will continue to serve as a director until that date.

On April 27, 2010, Randall J. Wall notified the Company that he will not seek re-election to the board of directors at the annual meeting of shareholders on May 21, 2010.  Mr. Wall informed the Company that he will continue to serve as a director until that date.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Akorn, Inc., dated April 30, 2010, announcing the upcoming departure of two directors of the Company, Jerry N. Ellis and Randall J. Wall, effective May 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.

Date:	April 30, 2010	By:	/s/ Timothy A. Dick
Timothy A. Dick
Sr. Vice President, Chief Financial Officer